Exhibit 12.01

                   Commercial Credit Company and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges

                           ALL COMPANIES CONSOLIDATED
                            (In millions of dollars)

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
                                                                       Year ended December 31,
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                                                       1998        1997          1996          1995        1994
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
Income from continuing operations
  before income taxes and minority
  interests                                          $  446.8      $357.8        $284.3        $321.0       $363.1

Elimination of undistributed
  equity earnings                                         (.4)       (0.7)         (0.8)         (1.3)        (1.9)

Pre-tax minority interest                                  --          --            --            --        (20.0)

Add:
  Interest                                              708.3       574.1         475.5         463.5        402.8
  Interest portion of rentals                            11.3        10.4           9.4           9.6         10.9
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Income available for fixed charges                   $1,166.0      $941.6        $768.4        $792.8       $754.9
====================================================================================================================
Fixed charges:
  Interest                                           $  708.3      $574.1        $475.5        $463.5       $402.8
  Interest portion of rentals                            11.3        10.4           9.4           9.6         10.9
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Fixed charges                                          $719.6      $584.5        $484.9        $473.1       $413.7
====================================================================================================================
Ratio of earnings to fixed charges                        1.62X       1.61x         1.58x         1.68x        1.82x
====================================================================================================================
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